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                                                                    Exhibit (12)(a)
FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
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                                                     Three
                                                     Months
                                                     Ended                                         Years Ended December 31,
                                                                  ---------------------------------------------------------
                                                     Mar. 31,
(In millions)                                         1998          1997         1996        1995         1994        1993
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
EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                        $1,207        3,793        3,534       3,409        2,747       2,565
  Fixed charges, excluding capitalized
    interest                                             740        2,526        2,224       1,821        1,110         835
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        Earnings                                 (A)  $1,947        6,319        5,758       5,230        3,857       3,400
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Interest, excluding interest on deposits              $  685        2,304        2,120       1,716        1,013         737
Distributions on guaranteed preferred
  beneficial interests                                    29          116           --          --           --          --
One-third of rents                                        26          106          104         105           97          98
Capitalized interest                                      --           --            5           4            1          --
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        Fixed charges                            (B)  $  740        2,526        2,229       1,825        1,111         835
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Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                                (A)/(B)    2.63  X      2.50         2.58        2.87         3.47        4.07
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INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                        $1,207        3,793        3,534       3,409        2,747       2,565
  Fixed charges, excluding capitalized
    interest                                           1,797        6,674        6,255       5,837        3,836       3,474
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        Earnings                                 (C)  $3,004       10,467        9,789       9,246        6,583       6,039
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Interest, including interest on deposits              $1,742        6,452        6,151       5,732        3,739       3,376
Distributions on guaranteed preferred
  beneficial interests                                    29          116           --          --           --          --
One-third of rents                                        26          106          104         105           97          98
Capitalized interest                                      --           --            5           4            1          --
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        Fixed charges                            (D)  $1,797        6,674        6,260       5,841        3,837       3,474
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Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                                (C)/(D)    1.67  X      1.57         1.56        1.58         1.72        1.74
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